   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1996

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               FLUOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                         95-0740960
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            ------------------------

                              3353 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92698
                                 (714) 975-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            LAWRENCE N. FISHER, ESQ.
                   SENIOR VICE PRESIDENT -- LAW AND SECRETARY
                               FLUOR CORPORATION
                              3353 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92698
                                 (714) 975-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                            E. MICHAEL GREANEY, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (714) 451-3800

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time following the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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----------------------------------------------------------------------------------------------------------------

                                                                    PROPOSED        PROPOSED
                                                                    MAXIMUM         MAXIMUM
                                                    AMOUNT          OFFERING       AGGREGATE       AMOUNT OF
            TITLE OF EACH CLASS OF                  TO BE          PRICE PER        OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED              REGISTERED        UNIT(1)         PRICE(1)          FEE
----------------------------------------------------------------------------------------------------------------
Debt Securities...............................  $400,000,000(2)       100%        $400,000,000    $121,212.12
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2) Or, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 1996

PROSPECTUS

                               FLUOR CORPORATION
                             SENIOR DEBT SECURITIES

                            ------------------------

     Fluor Corporation (the "Company" or "Fluor") may offer from time to time its senior unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), at an aggregate initial offering price of not more than $400,000,000 or, if applicable, the equivalent thereof in any other currency or currencies. The Debt Securities may be offered as a single series or as two or more separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in an accompanying Prospectus Supplement.

     This Prospectus sets forth information regarding the Company and general information regarding the Debt Securities. The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption, conversion or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company, any listing of the Debt Securities on a securities exchange and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.

     The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. The Company reserves the sole right to accept and, together with its respective agents from time to time, to reject in whole or in part any proposed purchase of the Debt Securities to be made directly or through agents.

     Information concerning the particular federal income tax consequences to holders of Debt Securities will be discussed in a Prospectus Supplement.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     Prior to issuance there will have been no market for the Debt Securities, and there can be no assurance that a secondary market for any such Debt Securities will develop. This Prospectus may not be used to consummate sales of any Debt Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

               The date of this Prospectus is             , 1996

                             AVAILABLE INFORMATION

     Fluor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically through the Commission's Web site at http://www.sec.gov. Fluor's securities are listed on the New York Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange, and reports, proxy statements, information statements and other information concerning Fluor can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company under the Exchange Act with the Commission are hereby incorporated herein by reference: (i) Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1996, April 30, 1996 and July 31, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to Fluor Corporation, 3353 Michelson Drive, Irvine, California 92698. Attention:
Corporate Secretary, telephone number (714) 975-2000.

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S.$").

                                  THE COMPANY

     Fluor Corporation, through Fluor Daniel, Inc. and other domestic and foreign subsidiaries, provides engineering, procurement, construction, maintenance and other diversified services on a worldwide basis to an extensive range of industrial, commercial, utility, natural resources, energy and governmental clients. The types of services provided by Fluor, either directly or through partnerships or affiliations, include: feasibility studies, conceptual design, detail engineering, procurement, project and construction management, construction, maintenance, plant operations, technical project finance, quality assurance/quality control, start-up assistance, site evaluation, licensing, consulting, construction equipment sales and leasing, temporary technical and non-technical staffing and environmental services. The Company's engineering and construction business derives its competitive strength from its diversity, reputation for quality, expertise, geographic coverage, and ability to execute projects of varying sizes.

     The Company also maintains investments in coal-related businesses through its ownership of A.T. Massey Coal Company, Inc. A.T. Massey and its subsidiaries produce, process, and sell bituminous, low sulfur coal of steam and metallurgical grades from sixteen mining complexes located in West Virginia, Kentucky and Tennessee.

     The Company is a Delaware corporation incorporated in 1978. Its principal executive offices are located at 3353 Michelson Drive, Irvine, California 92698, telephone number (714) 975-2000.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the reduction of outstanding indebtedness, possible acquisitions, working capital increases and capital expenditures.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest costs plus that portion of rental expense that represents interest:

NINE MONTHS ENDED
    JULY 31,
      1996                     YEAR ENDED OCTOBER 31,
-----------------      ------------------------------------------
                       1995     1994     1993     1992     1991
                       ----     ----     ----     ----     ----
      10.31           11.17     9.06     6.61     5.29     5.85

     For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations plus fixed charges. Fixed charges represent interest on indebtedness and that portion of rental expense the Company believes to be representative of interest.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general provision may apply to the Offered Debt Securities will be described in a Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an indenture (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and holders of the Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Securities and the Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. References herein are to sections in the Indenture. As used in this "Description of the Debt Securities," the "Company" refers to Fluor Corporation and does not include its subsidiaries.

     The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors and set forth or determined in the manner provided in an Officer's Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Supplements.

GENERAL

     The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 3.05)

     Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and except in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 3.01, 3.05, 10.01 and 10.02)

     The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit upon the aggregate principal amount of the Offered Debt Securities; (3) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name it is registered on the regular record date for such interest; (4) the date or dates on which the principal or installments of principal of the Offered Debt Securities is payable or the method of determination thereof and any rights of extension; (5) the rate or rates at which the Offered Debt Securities shall bear interest, if any, and the date or dates from which such interest will accrue, the dates on which any such interest shall be payable and the regular record dates therefor; (6) the place or places where the principal of and any interest on the Offered Debt Securities shall be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, if applicable, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Debt Securities;

(9) the denominations in which any Offered Debt Securities shall be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (10) if determined with reference to an index or pursuant to a formula, the amount of payments of principal of or any premium or interest on the Offered Debt Securities, and the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;
(11) the currency, currencies or currency units for the payment of principal of and any premium and interest payable on the Offered Debt Securities, if other than United States dollars; (12) if the principal of or any premium or interest on the Offered Debt Securities is denominated or payable, at the election of the Company or the Holder, in a currency or currencies other than that in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units for which such election is made and the periods within which, and the terms and conditions upon which such election is made and the amount payable (or the manner in which such amount is determined); (13) if other than the entire principal amount thereof, the portion of the principal payable upon acceleration of such Offered Debt Securities following an Event of Default; (14) if the principal amount payable at the Stated Maturity of the Offered Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Offered Debt Securities as of any such date for any purpose thereunder, including the principal amount thereof which is due and payable upon any Maturity other than the Stated Maturity or which is deemed outstanding as of any date prior to the Stated Maturity, or, in any such case, the manner in which such amount is determined; (15) if applicable, that the Offered Debt Securities are not defeasible as described under "Defeasance and Covenant Defeasance" below; (16) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Securities and the circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (17) any addition to or change in the Events of Default which applies to the Offered Debt Securities and any change in the right of the Trustee or the Holders of such Offered Debt Securities to accelerate the maturity of the principal amount thereof; (18) any change in the meaning of "Business Day" with respect to any Offered Debt Securities; (19) whether the Offered Debt Securities may be issued or delivered, or whether any installment of principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Indenture, and the form and terms of such certificates, documents or conditions; (20) if applicable, the terms of any right to convert the Offered Debt Securities into shares of Common Stock of the Company or other securities or property; (21) any addition to or change in the covenants in the Indenture described under "Certain Covenants of the Company Under the Indenture" below; (22) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01)

     Debt Securities may be issued as Original Issue Discount Securities, which may be sold at a discount below their principal amount. Even if such Debt Securities are not issued at a discount below their principal amount, such Debt Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. United States Federal income tax and other considerations applicable to Debt Securities issued with original issue discount, including Original Issue Discount Securities, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto. In addition, United Stated Federal tax considerations or other restrictions or terms applicable to any Offered Debt Securities which are denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement or Prospectus Supplements relating thereto.

CONVERSION RIGHTS

     The terms on which Debt Securities of any series are convertible into Common Stock or other securities or property will be set forth in the Prospectus Supplement or Prospectus Supplements relating thereto. Such terms shall include provisions as to whether conversion is mandatory or at the option of the Holder and may include provisions pursuant to which the number of shares of Common Stock or other securities or property to be received by the Holders of Debt Securities would be calculated according to the market price of Common Stock or other securities or property as of a time stated in the applicable Prospectus Supplement or Prospectus Supplements.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of Outstanding Debt Securities of the series represented by such Global Security. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

CERTAIN COVENANTS OF THE COMPANY UNDER THE INDENTURE

     Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee debt secured by any Lien (defined below) upon any Principal Property (defined below) without making, or causing such Restricted Subsidiary to make, effective provision whereby all of the Debt Securities issued under the Indenture and then Outstanding shall be secured by such Lien, equally and ratably with any and all other debt thereby secured, so long as such debt is so secured. The foregoing restrictions do not apply, however, to Liens existing on the date of the Indenture or to (1) Liens existing on Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary; (2) Liens existing on Principal Property at the time of its acquisition by the Company or a Restricted Subsidiary; (3) Liens to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property; (4) Liens to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Principal Property; (5) Liens in favor of the Company or any Affiliate; (6) Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; (7) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (8) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (9) certain Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards; (10) Liens for certain taxes or assessments; (11) certain Liens consisting of restrictions on the use of real property which do not interfere materially with the property's value; (12) Liens securing obligations issued by certain government agencies or instrumentalities to finance the acquisition or construction of property, and on which the interest is not includible in gross income of the Holder; (13) Liens on or with respect to coal, gas, hydrocarbon or mineral properties not fully developed securing debt, the proceeds of which are used to finance or refinance the development of such properties; (14) Liens on or with respect to mineral rights held under option but not owned by the Company or any Restricted Subsidiary;
(15) Liens on or with respect to ores, concentrates, metals or other raw materials or products incurred in the ordinary course of business in connection with the importation, purchase or sale thereof; (16) any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing clauses (1) through (15) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property). (Section 10.07)

     Notwithstanding the foregoing, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time") the aggregate amount of such debt plus all other debt of the Company and its Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions (not including debt permitted to be secured under the foregoing restrictions), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by the Indenture) entered into after the date of the Indenture and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with the terms of the Indenture), does not exceed 15% of its Consolidated Net Tangible Assets (defined below). (Section 10.07)

     Restrictions on Sale and Leaseback Transactions. The Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property unless (1) the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Debt Securities of each series then outstanding, to incur, issue, assume or guarantee debt secured by a Lien on such property, pursuant to the provisions described in clauses (1) to (16) inclusive under "Restrictions on Liens" above; or (2) the Company, within 180 days after the sale or transfer, applies to the retirement of its Funded Debt (defined below) (subject to credits for certain voluntary retirements of Funded Debt) an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back. This restriction will not apply to a Sale and Leaseback Transaction between the Company and an Affiliate or between a Restricted Subsidiary and an Affiliate or involving the taking back of a lease for a period of less than three years. (Section 10.08)

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except in reliance on this paragraph and (ii) the aggregate amount of Outstanding debt secured by Liens in reliance on the second paragraph under the caption "Restrictions on Liens" above does not at such time exceed 15% of the Consolidated Net Tangible Assets of the Company. (Section 10.08)

CERTAIN DEFINITIONS

     "Attributable Debt" means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 1.02)

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (b) all current liabilities, as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders under Rule 14a-3 of the Exchange Act prior to the time as of which "Consolidated Net Tangible Assets" shall be determined. (Section 1.02)

     "Funded Debt" means all indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more. (Section 1.02)

     "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance. (Section 1.02)

     "Maturity," when used with respect to any Debt Security, means the date on which the principal of such Debt Security or an installment of principal or, in the case of an Original Issue Discount Security, the principal amount payable upon a declaration of acceleration, becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. (Section 1.02)

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a deceleration of acceleration of the Maturity thereof. (Section 1.02)

     "Principal Property" means any single office building, manufacturing or processing plant, warehouse or other similar facility owned by the Company or any Restricted Subsidiary, the book value of the property, plant and equipment of which (as shown, net of depreciation, on the books of the owner or owners) is not less than 2% of the Consolidated Net Tangible Assets at the end of the most recent fiscal year of the Company, reflected in the latest audited consolidated statement of financial position contained in the Company's most recent annual report to its stockholders, except (a) any such plant or facility (i) owned jointly or in common with one or more Persons other than the Company and its Restricted Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines by Board Resolution in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of any such plant or facility which the Board of Directors determines by Board Resolution in good faith not to be of material importance to the use or operation thereof. (Section 1.02)

     "Restricted Subsidiary" means any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained, as of the date of the Indenture, in Regulation S-X of the Commission. (Section 1.02)

     "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries. (Section 1.02)

     "U.S. Government Obligation" means (a) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt. (Section 13.04)

MERGERS AND SALES OF ASSETS BY THE COMPANY

     The Indenture provides that the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless, (1) either (a) the Company shall be the continuing corporation or (b) any successor or purchaser
(i) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) expressly assumes, by a supplemental indenture, all of the obligations of the Company under the Debt Securities and the Indenture; (2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;
(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Restricted Subsidiary would become subject to a Lien which would not be permitted by the Indenture, the Company or, if applicable, the successor to the Company, shall take such steps as shall be necessary to secure the Debt Securities equally and ratably with debt secured by such Lien; and (4) certain other conditions are met. (Section 8.01) The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, and the Company, except in the case of a lease of its properties and assets substantially as an entirety, shall be relieved of all obligations and covenants under the Indenture and the Debt Securities. (Section 8.02)

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series, unless otherwise provided with respect to such series: (1) failure to pay any interest upon any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series at its Maturity; (3) failure to deposit any sinking fund payment, when and as due, by the terms of any Debt Security of that series, continued for 30 days; (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided under the Indenture; (5) certain events in bankruptcy, insolvency or reorganization involving the Company; (6) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.01)

     If an Event of Default (other than an Event of Default described in clause
(5) in the above paragraph) with respect to any series of the Debt Securities Outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount (or, if any of the Debt Securities of such series are Original Issue Discount Securities, such lesser portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of all the Debt Securities of that series to be immediately due and payable. If an Event of Default described in clause (5) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 5.02)

     Subject to the provisions of the Trust Indenture Act, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 6.01 and 6.03). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, with respect to the Debt Securities of that series. (Section 5.12)

     The Company is required to furnish to the Trustee annually a statement by certain officers as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 10.04)

     The Indenture provides that notwithstanding any other provisions thereof, the right of any Holder to receive payment of the principal of (and premium, if any) and interest on the Debt Securities or to institute suit for the enforcement of such payment shall not be impaired without such Holder's consent. (Section 5.08)

MODIFICATION AND WAIVER

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series which are affected by the modification or amendment (voting as one class), to execute supplemental indentures modifying the Indenture or any supplemental indenture; provided, however, that without the consent of the Holder of each Debt Security affected by such modification, no such modification shall, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Debt Security that would be due and payable upon acceleration of the maturity thereof, change the place of payment where, or the currency in which, any Debt Security is payable, impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, or (2) reduce the percentage of aggregate principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment of the Indenture, or (3) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 9.02)

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series that would be affected by such a waiver (voting as one class) may waive compliance by the Company with certain provisions of the Indenture. (Section 10.09) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series that would be affected by such a default (voting as one class) may, on behalf of the Holders of all Debt Securities of such series, waive any past default under the Indenture with respect to Debt Securities of such series, except a default (1) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (2) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 5.13)

     The Indenture provides that, in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date,
(b) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities, (c) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (b) above, of the principal amount of such Debt Security, (or, in the case of a Debt Security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (Section 1.02)

DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise specified in an applicable Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (Section 13.01)

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections
13.02 and 13.04)

     Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants described under the captions "Restrictions on Liens" and "Restrictions on Sale and Leaseback Transactions" above and any that may be described in the applicable Prospectus Supplement or Prospectus Supplements, and the occurrence of certain Events of Default and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 13.03 and 13.04)

THE TRUSTEE

     The Trustee is trustee under the Indenture pursuant to which the Debt Securities are to be issued. Effective January 1, 1997 the Trustee is also master trustee and custodian for the Fluor Corporation Master Retirement Trust, the Fluor Employee Benefit Trust and the Fluor Corporation Executive Deferred Compensation Program Trust. In addition, the Company maintains with the Trustee one inactive corporate demand deposit account.

     Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event or Default, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.13)

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents or dealers. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in an applicable Prospectus Supplement or Prospectus Supplements.

     Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell the Debt Securities in exchange for one or more of its outstanding issues of Debt Securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Debt Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement or Prospectus Supplements. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward, certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     If so indicated in an applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize agents or dealers acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement or Prospectus Supplements pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by Contracts.

     The Debt Securities may or may not be listed on a national securities exchange or a foreign securities exchange. The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Debt Securities being offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

     The consolidated financial statements of Fluor Corporation incorporated by reference in Fluor Corporation's Annual Report on Form 10-K for the year ended October 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR THEREIN OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    3
Use of Proceeds.......................    3
Ratios of Earnings to Fixed Charges...    3
Description of the Debt Securities....    3
Plan of Distribution..................   12
Legal Matters.........................   13
Experts...............................   13

                            ------------------------

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------
                               FLUOR CORPORATION

                                  $400,000,000
                            ------------------------
                                DEBT SECURITIES
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering to be borne by the Company are:

    Registration fees.........................................................   $121,212
    Printing fees and expenses................................................     25,000
    Accounting fees and expenses..............................................     25,000
    Trustee fees..............................................................      6,000
    Rating agency fees........................................................    205,000
    Legal fees and expenses...................................................    100,000
    Blue Sky fees.............................................................     10,000
    Miscellaneous.............................................................     15,000
                                                                                 --------
              Total...........................................................   $507,212
                                                                                 ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The General Corporation Law of the State of Delaware (the "Delaware GCL") provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (C) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

     The Company's Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

ITEM 16.  EXHIBITS.

 1.1   Form of Distribution Agreement
 4     Form of Indenture between the Company and Bankers Trust Company, as Trustee (including the forms of the debt securities)
 5     Opinion of Gibson, Dunn & Crutcher LLP
12     Statement re Computation of Ratio of Earnings to Fixed Charges
23.1   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)
23.2   Consent of Ernst & Young LLP
24.1   Manually signed Powers of Attorney executed by certain Fluor directors and officers
24.2   Manually signed Powers of Attorney executed by certain Fluor directors
25     Statement of Eligibility and Qualification on Form T-1 of Bankers Trust Company, as
       Trustee under the Indenture

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To included any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 19, 1996.

                                          FLUOR CORPORATION

                                          By: /s/     LAWRENCE N. FISHER
                                            ------------------------------------
                                                     Lawrence N. Fisher
                                              Senior Vice President of Law and
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------
                    *                       Chairman of the Board, Chief    December 19, 1996
------------------------------------------  Executive Officer and Director
             Leslie G. McCraw               (Principal Executive Officer)

                    *                       Vice President and Chief        December 19, 1996
------------------------------------------  Financial Officer (Principal
            J. Michal Conaway               Financial and Accounting
                                            Officer)

                    *                       Director                        December 19, 1996
------------------------------------------
          Donald L. Blankenship

                    *                       Director                        December 19, 1996
------------------------------------------
         Carroll A. Campbell, Jr.

                    *                       Director                        December 19, 1996
------------------------------------------
              Hugh K. Coble

                    *                       Director                        December 19, 1996
------------------------------------------
              Peter J. Fluor

                    *                       Director                        December 19, 1996
------------------------------------------
             David P. Gardner

                    *                       Director                        December 19, 1996
------------------------------------------
             William R. Grant

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------
                    *                       Director                        December 19, 1996
------------------------------------------
              Bobby R. Inman

                    *                       Director                        December 19, 1996
------------------------------------------
            Robert V. Lindsay

                    *                       Director                        December 19, 1996
------------------------------------------
            Vilma S. Martinez

                    *                       Director                        December 19, 1996
------------------------------------------
               Buck Mickel

                    *                       Director                        December 19, 1996
------------------------------------------
             Martha R. Seger



        *By: /s/ LAWRENCE N. FISHER
------------------------------------------
           Lawrence N. Fisher,
             Attorney-in-Fact

Manually signed powers of attorney authorizing Lawrence N. Fisher, Robert R. Dryden and Raymond M. Bukaty, and each of them, to sign this Registration Statement and any amendments thereto as attorneys-in-fact for certain directors and officers of the issuer are included herein as Exhibits 24.1 and 24.2 hereto.

                                 EXHIBIT INDEX

EXHIBIT                                                                             SEQUENTIALLY
NUMBER                                 DESCRIPTION                                  NUMBERED PAGE
-------   ----------------------------------------------------------------------    -------------
 1.1      Form of Distribution Agreement........................................
 4        Form of Indenture between the Company and Bankers Trust Company, as
          Trustee (including the forms of the debt securities)..................
 5        Opinion of Gibson, Dunn & Crutcher LLP................................
12        Statement re Computation of Ratio of Earnings to Fixed Charges........
23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)........
23.2      Consent of Ernst & Young LLP..........................................
24.1      Manually signed Powers of Attorney executed by certain Fluor directors and officers..........................................................
24.2      Manually signed Powers of Attorney executed by certain Fluor directors.............................................................
25        Statement of Eligibility and Qualification on Form T-1 of Bankers
          Trust Company, as Trustee under the Indenture.........................